UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2023

ADVANCE AUTO PARTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 Six Forks Road, Raleigh, North Carolina 27609

(Address of principal executive offices) (Zip Code)

(540) 362-4911

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	AAP	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 6, 2023, Advance Auto Parts, Inc., a Delaware corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company, the subsidiary guarantor signatory thereto (the “Subsidiary Guarantor”), and J.P. Morgan Securities LLC, BofA Securities, Inc. and Truist Securities, Inc., as representatives of the several underwriters listed in Schedule 1 thereto, pursuant to which the Company agreed to sell $300,000,000 aggregate principal amount of 5.900% Notes due March 9, 2026 and $300,000,000 aggregate principal amount of 5.950% Notes due March 9, 2028. The Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Subsidiary Guarantor and customary conditions to closing, indemnification rights and obligations of the parties.

The foregoing description of the Underwriting Agreement is qualified in its entirety by the Underwriting Agreement, which is incorporated herein by reference and is attached hereto as Exhibit 1.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

1.1*	Underwriting Agreement, dated March 6, 2023, by and among Advance Auto Parts, Inc., the subsidiary guarantor signatory thereto and J.P. Morgan Securities LLC, BofA Securities, Inc. and Truist Securities, Inc., as representatives of the several underwriters listed in Schedule 1 thereto.

101.1	Pursuant to Rule 406 of Regulation S-T, the cover page to this Current Report on Form 8-K is formatted in Inline XBRL.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document included in Exhibit 101.1).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.
(Registrant)
Date: March 6, 2023
/s/ Jeffrey W. Shepherd
Jeffrey W. Shepherd
Executive Vice President and Chief Financial Officer